SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2003

NEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25247	95-4675095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421

Address of principal executive offices

423-296-8213

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On October 1, 2003, Next, Inc. issued a press release to announce that it had closed an expanded $8 million line of credit facility with LeSalle Business Credit, LLC, replacing a $5 million facility.

Item 7.       Financial Statements and Exhibits

(c)     Exhibits

 99.1     Press release dated October 1, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date: October 1, 2003	By:	/s/ Dan F. Cooke

Dan F. Cooke, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 1, 2003.